Exhibit 10.29

2010 BASE SALARY TABLE FOR NAMED EXECUTIVE OFFICERS

The 2010 annual base salaries of the following Named Executive Officers of Ameren Corporation (Ameren), Union Electric Company (UE), Central Illinois Public Service Company (CIPS), Ameren Energy Generating Company (Genco), Central Illinois Light Company (CILCO) and Illinois Power Company (IP) (which officers were determined to the extent applicable by reference to the Ameren Proxy Statement and the UE, CIPS and CILCO Information Statements, each dated March 11, 2009, for the 2009 annual meetings of shareholders and by reference to the definition of “Named Executive Officer” in Item 402(a)(3) of SEC Regulation S-K) are as follows:

Name and Position	2010 Base Salary
Thomas R. Voss President and Chief Executive Officer – Ameren	$750,000

Gary L. Rainwater Executive Chairman – Ameren	$450,000

Warner L. Baxter Chairman, President and Chief Executive Officer – UE	$575,000

Martin J. Lyons, Jr. Senior Vice President and Chief Financial Officer – Ameren, UE, CIPS, Genco, CILCO and IP	$390,000

Steven R. Sullivan Senior Vice President, General Counsel and Secretary – Ameren, UE, CIPS, Genco, CILCO and IP	$415,000

Charles D. Naslund Chairman and President – Genco	$425,000

Daniel F. Cole Senior Vice President – UE, CIPS, Genco, CILCO and IP	$380,000

Scott A. Cisel Chairman, President and Chief Executive Officer – CIPS, CILCO and IP	$387,000

Jerre E. Birdsong Vice President and Treasurer – Ameren, UE, CIPS, Genco, CILCO and IP	$297,200